UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2008

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2008, RAIT Financial Trust, or RAIT, and certain of its subsidiaries entered into a series of transactions with an affiliate of Angelo, Gordon & Co., L.P. enabling RAIT to replace all of its remaining short-term repurchase obligations with two longer-term master repurchase agreements. The aggregate amounts received under the master repurchase agreements, net of commitment fees and other fees and expenses, together with additional cash provided by RAIT, were used to repay the outstanding balances under RAIT’s previously outstanding repurchase agreements and RAIT thereafter terminated these previously outstanding repurchase agreements. RAIT believes that these new master repurchase agreements will have a more stable and predictable impact on its cash flows than the repaid repurchase agreements by eliminating the risk of margin calls by, and the broad discretion to terminate granted to, counterparties under the repaid repurchase agreements.

• Taberna Loan Holdings I, LLC, or TLHI, as seller, entered into a Master Repurchase Agreement, or the TLHI Agreement, with Wilmington Trust Company, or WTC, as agent for Cedric LLC, or Cedric, as buyer, pursuant to which Cedric purchased identified bonds from TLHI for an adjusted purchase price of $24.5 million. TLHI pays interest monthly beginning September 30, 2008 equal to 13% per annum on the then outstanding amount of the purchase price under the TLHI Agreement which equals $25.425 million at September 19, 2008. TLHI must also pay mandatory payments monthly for nine months and thereafter quarterly which are applied to the purchase price. TLHI may also be required to pay a performance amount monthly applied to the then outstanding purchase price if losses in the purchased assets exceed agreed-upon limits. The TLHI Agreement provides that TLHI will repurchase these bonds on August 31, 2010, or an earlier date selected by TLHI, for the sum of the then outstanding purchase price, a minimum financing cost of $3.075 million (less any interest previously paid) and the amount of any accrued and unpaid interest. If any purchased asset under the TLHI Agreement is not registered in the name of Cedric or its designee on or before October 16, 2008, then, in certain circumstances, TLHI may be required to repurchase such purchased assets. RAIT delivered $4.5 million to Cedric to hold pending delivery of all identified bonds and related transfer documents which amount will be returned to RAIT upon such delivery or applied in connection with this repurchase obligation if identified bonds are not delivered.

• RAIT CRE Holdings, LLC, or RAIT CRE, as seller, entered into a Master Repurchase Agreement, or the RAIT CRE Agreement, with WTC, as agent for Cedric, as buyer, pursuant to which Cedric purchased identified bonds from RAIT CRE for a purchase price of $3.0 million. RAIT CRE pays interest monthly beginning September 30, 2008 equal to 13% per annum on the then outstanding amount of the purchase price. RAIT CRE must pay mandatory payments monthly applied to the purchase price. The RAIT CRE Agreement provides that RAIT CRE will repurchase these bonds on May 29, 2009, or an earlier date selected by RAIT CRE, for the sum of the then outstanding purchase price and the amount of any accrued and unpaid interest.

• The TLHI Agreement and RAIT CRE Agreement contain customary representations, warranties and agreements and customary indemnification rights and obligations of the parties and events of default.

• RAIT and Taberna Realty Finance Trust, or Taberna, a subsidiary of RAIT, each guaranteed the obligations of TLHI and RAIT CRE to Cedric under the RAIT CRE Agreement and the TLHI Agreement, respectively. The guarantee of the TLHI Agreement, or the TLHI Guarantee, and the guarantee of the RAIT CRE Agreement, or the RAIT CRE Guarantee, each contain customary representations, warranties and agreements of RAIT and Taberna.

• Pursuant to a Warrant Issuance Agreement, RAIT issued a Series A Warrant Agreement, or the Warrant, to Cedric exercisable to purchase 250,000 common shares of beneficial interest of RAIT for an exercise price of $6.00 per common share for an exercise period starting December 19, 2008 and ending September 19, 2011. The Warrant was issued by RAIT to Cedric as partial consideration for Cedric entering into the TLHI Agreement and the RAIT CRE Agreement. The Warrant and the common shares issuable upon exercise or conversion of the Warrant, or the Warrant Shares, have not been registered under the Securities Act of 1933, as amended, or the Securities Act. RAIT offered and sold the Warrant to Cedric in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. RAIT relied on this exemption from registration based in part on representations by Cedric in the Warrant Issuance Agreement. The Warrant requires RAIT to register under the Securities Act by December 18, 2008 the resale of the Warrant, the resale of the Warrant Shares received by Cedric upon any exercise of the Warrant and the issuance of Warrant Shares upon the exercise of a registered Warrant. Holders of the Warrant, but not the Warrant Shares, may exercise a put option requiring RAIT to repurchase the Warrants at a price based upon the Black-Scholes option pricing model if they are not registered in accordance with the registration rights provided in the Warrant. The Warrant provides for anti-dilutive adjustments to the exercise price of the Warrant and the number of Warrant Shares issuable upon the exercise or conversion thereof in the event of stock dividends, subdivisions and combinations of the common shares and reorganizations, reclassifications, recapitalizations, and non-cash distributions to holders of common shares.

The foregoing descriptions of the TLHI Agreement, RAIT CRE Agreement, TLHI Guarantee, RAIT CRE Guarantee, Warrant Issuance Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the relevant agreement, each of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1 Master Repurchase Agreement dated as of September 19, 2008 between Wilmington Trust Company, as agent for Cedric LLC, as buyer, and Taberna Loan Holdings I, LLC, as seller (the "TLHI Agreement").

10.2 Master Repurchase Agreement dated as of September 19, 2008 between Wilmington Trust Company, as agent for Cedric LLC, as buyer, and RAIT CRE Holdings, LLC, as seller (the "RAIT CRE Agreement").

10.3 Parent Guarantee dated as of September 19, 2008 made by RAIT Financial Trust and Taberna Realty Finance Trust in favor of Wilmington Trust Company, as agent for Cedric LLC relating to the TLHI Agreement.

10.4 Parent Guarantee dated as of September 19, 2008 made by RAIT Financial Trust and Taberna Realty Finance Trust in favor of Wilmington Trust Company, as agent for Cedric LLC relating to the RAIT CRE Agreement.

10.5 Warrant Issuance Agreement dated as of September 19, 2008 between RAIT Financial Trust and Cedric LLC.

10.6 Series A Warrant Agreement dated as of September 19, 2008 made by RAIT Financial Trust and acknowledged by Cedric LLC.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

September 25, 2008	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Master Repurchase Agreement dated as of September 19, 2008 between Wilmington Trust Company, as agent for Cedric LLC, as buyer, and Taberna Loan Holdings I, LLC, as seller (the “TLHI Agreement”).
10.2	Master Repurchase Agreement dated as of September 19, 2008 between Wilmington Trust Company, as agent for Cedric LLC, as buyer, and RAIT CRE Holdings, LLC, as seller (the “RAIT CRE Agreement”).
10.3	Parent Guarantee dated as of September 19, 2008 made by RAIT Financial Trust and Taberna Realty Finance Trust in favor of Wilmington Trust Company, as agent for Cedric LLC relating to the TLHI Agreement.
10.4	Parent Guarantee dated as of September 19, 2008 made by RAIT Financial Trust and Taberna Realty Finance Trust in favor of Wilmington Trust Company, as agent for Cedric LLC relating to the RAIT CRE Agreement.
10.5	Warrant Issuance Agreement dated as of September 19, 2008 between RAIT Financial Trust and Cedric LLC.
10.6	Series A Warrant Agreement dated as of September 19, 2008 made by RAIT Financial Trust and acknowledged by Cedric LLC.